Calculation of Filing Fee Tables
S-3
SKYX Platforms Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, no par value	457(o)
		Equity	Preferred Stock, no par value	457(o)
		Debt	Debt Securities	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
		Other	Subscription Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 45,000,000.00	0.0001381	$ 6,214.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, no par value	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities		Equity	Preferred Stock, no par value	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-271698	05/12/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 155,000,000.00			S-3	333-271698	05/12/2023	$ 17,081.00
			Total Offering Amounts:				$ 200,000,000.00		$ 6,214.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,214.50
Offering Note
[1]	(1) Security Class Title - Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. (2) Amount Registered - There are being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered also include an indeterminate number or amount, as the case may be, of securities as may be issued upon exercise, settlement, exchange or conversion, as the case may be, of or for the securities registered hereunder or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be issuable with respect to the securities being registered hereunder as a result of any stock splits, stock dividends or similar transactions. (3) Proposed Maximum Offering Price Per Unit - The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. (4) Amount of Registration Fee - Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

[2]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $200,000,000 pursuant to a registration statement on Form S-3 (File No. 333-271698) initially filed with the Securities and Exchange Commission on May 5, 2023 (the "Expiring Registration Statement") and, in connection therewith, paid a filing fee of $22,040. Of such securities, an aggregate of $155,000,000 remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $17,081 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Expiring Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Expiring Registration Statement shall be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date